Exhibit 99.4
ARTICLES OF MERGER OF
BUYER ACQUISITION COMPANY, INC.
WITH AND INTO
SUNAIR SERVICES CORPORATION
     The following articles of merger are being submitted in accordance with Section 607.1105, Florida Statutes:
FIRST: The exact name and jurisdiction of the surviving corporation are as follows:

Name	Jurisdiction	Document Number
Sunair Services Corporation	Florida	196169
SECOND: The exact name and jurisdiction of the merging corporation are as follows:

Name	Jurisdiction	Document Number
Buyer Acquisition Company, Inc.	Florida	P09000080259
THIRD: The Plan of Merger is attached.
FOURTH: The merger shall become effective on:
☑	the date these Articles of Merger are filed with the Florida Department of State
     OR
G

(Enter a specific date, which cannot be prior to the date of filing or more than 90 days after the date of filing.
FIFTH: Adoption of Merger by surviving corporation.
☑	the Plan of Merger was adopted by the shareholders of the surviving corporation on December 14, 2009.
     OR
G	the Plan of Merger was adopted by the board of directors of the surviving corporation on and shareholder approval was not required.
SIXTH: Adoption of Merger by merging corporation.
☑	the Plan of Merger was adopted by the shareholders of the merging corporation on December 14, 2009.
     OR
G	the Plan of Merger was adopted by the board of directors of the merging corporation on and shareholder approval was not required.

SEVENTH: Signatures for each corporation

Typed or Printed Name and
Name of Entity	Signature(s)	Title of Individual
Sunair Services Corporation	/s/ Jack I. Ruff	Jack I. Ruff
President and Chief
Executive Officer

Buyer Acquisition Company, Inc.	/s/ Harvey L. Massey	Harvey L. Massey
Chief Executive Officer

PLAN OF MERGER
     The following plan of merger is submitted in compliance with Section 607.1101, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.
FIRST: The exact name and jurisdiction of the surviving corporation are as follows:

Name	Jurisdiction
Sunair Services Corporation	Florida
SECOND: The exact name and jurisdiction of the merging corporation are as follows:

Name	Jurisdiction
Buyer Acquisition Company, Inc.	Florida
THIRD: The terms and conditions of the merger are as follows:
     The merging corporation shall be merged with and into the surviving corporation, and the separate existence of the merging corporation shall cease as of the effective date of this Plan of Merger. The surviving corporation shall retain the name of “SUNAIR SERVICES CORPORATION” after the merger. As of the effective date of this Plan of Merger, the surviving corporation shall possess all of the right, privileges, powers and franchises of the merging corporation, of a public as well as private nature, and all property, real, personal or otherwise, of the merging corporation, and all debts due on whatever account to it, including all choses of action and all and every other interest of or belonging to it, shall be taken by and deemed to be transferred to and vested in the surviving corporation without further act or deed; and except as provided herein, the identity, existence, purposes, powers, franchises, rights, immunities and liabilities of the surviving corporation shall continue unaffected and unimpaired by the merger.
Articles of Incorporation
     Restated articles of incorporation of the surviving corporation are attached.
Bylaws
     The Bylaws of the surviving corporation, as amended and restated as of the execution date of the Articles of Merger, shall, after the merger, continue to be the Bylaws of the surviving corporation until duly amended in accordance with law.

Directors
     The persons who are the directors of the surviving corporation immediately prior to the merger hereunder shall, after the merger, resign or be removed, and the following individual shall serve as the sole director of the surviving corporation, subject to the provisions of the Articles of Incorporation and Bylaws of the surviving corporation and the laws of the State of Florida:
Harvey L. Massey
315 Groveland Street
Orlando, FL 32804
Officers
     The persons who are the officers of the surviving corporation immediately prior to the merger hereunder shall, after the merger, resign or be removed, and new officers shall be elected as follows:

Name	Office
Harvey L. Massey	Chairman and Chief Executive Officer
Anthony L. Massey	President and Chief Operating Officer
Gwyn Elias	Vice-President, Chief Financial Officer
Barbara A. Corino	Vice-President, Corporate Secretary
Jean Nowry	Vice-President
Ed Dougherty	Vice-President
FOURTH: The manner and basis of converting the interests, shares, obligations or other securities of the merging corporation into interest, shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property, and the manner and basis of converting rights to acquire the interest, shares, obligations or other securities of the merging corporation into the interests, shares, obligations or other securities of the surviving corporation or, in whole or in part, into cash or other property are as follows:
After the effective date of this Plan of Merger, by virtue of the merger and without any action on the part of the shareholders of the merging corporation or the shareholders of the surviving corporation, all of the issued and outstanding certificates representing shares of stock in the surviving corporation shall be cancelled. Certificates representing ownership of shares of stock in the merging corporation shall be converted into the same number of shares of the surviving corporation.